Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Electronic Arts Inc.:
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333‑39432, 333‑44222, 333‑67430, 333‑99525, 333‑107710, 333‑117990, 333‑127156, 333‑131933, 333‑138532, 333‑145182, 333‑148596, 333‑152757, 333‑161229, 333‑168680, 333‑176181, 333‑183077 and 333‑190355) and the registration statement on Form S-3 (No. 333-177824) of Electronic Arts Inc. (the Company) of our reports dated May 21, 2015, with respect to the consolidated balance sheets of Electronic Arts Inc. as of March 28, 2015 and March 29, 2014, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended March 28, 2015, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of March 28, 2015, which reports appear in the March 28, 2015 annual report on Form 10‑K of the Company.
/s/ KPMG LLP
Santa Clara, California
May 21, 2015